UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 17, 2012

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza
Rancho Santa Margarita, California 92688
 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2012, Liquidmetal Technologies, Inc. (the “Company”) issued a bridge promissory note to Visser Precision Cast, LLC (“Visser”) in the aggregate principal amount of $200,000 (the “January Note”).  The January Note is unsecured and is due and payable on demand at any time after February 1, 2012.  The January Note will bear interest at a rate of 8% per annum commencing on February 2, 2012, increasing to 15% per annum following any failure to pay principal or accrued and unpaid interest on demand in accordance with the terms of the January Note.

On February 27, 2012, the Company issued an additional bridge promissory note to Visser in the aggregate principal amount of $200,000 (the “February Note”).  The February Note is unsecured and is due and payable on demand within three days after the Company receives notice of payment from Visser.  The February Note will bear interest at a rate of 8% per annum, increasing to 15% per annum following any failure to pay principal or accrued and unpaid interest on demand in accordance with the terms of the February Note.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer

Date: March 2, 2012